EXECUTION

AMENDMENT NO. 1

to

TRUST AGREEMENT

Dated as of October 1, 2005

by and among

STRUCTURED ASSET SECURITIES CORPORATION, as Depositor,

AURORA LOAN SERVICES LLC, as Master Servicer,

and

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

FIRST FRANKLIN MORTGAGE LOAN TRUST

MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2005-FF10

Dated and effective as of December 7, 2005

This Amendment No. 1 to Trust Agreement, dated and effective as of December 7, 2005, by and among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, and U.S. Bank National Association, as Trustee, recites and provides as follows:

RECITALS

WHEREAS, in connection with the issuance of the First Franklin Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2005-FF10 (the “Certificates”), Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, and U.S. Bank National Association, as Trustee, have entered into a Trust Agreement, dated as of October 1, 2005 (the “Trust Agreement”), for the purpose of creating a trust fund (the “Trust Fund”), the assets of which consist primarily of two pools of Mortgage Loans;

WHEREAS, the Depositor, the Master Servicer and the Trustee desire to amend the Trust Agreement as set forth herein;

WHEREAS, Section 11.03 of the Trust Agreement provides that the Trust Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee, without notice to or the consent of any Holders to cause the provisions of the Trust Agreement to be consistent with or in furtherance of the statements made with respect to the Certificates in the related Offering Document, provided such amendment, as evidenced by an Opinion of Counsel delivered to the Trustee, does not adversely affect the status of any REMIC created pursuant to the Trust Agreement; and

WHEREAS, the Trustee has received the Opinion of Counsel required pursuant to Section 11.03 in the form annexed as Exhibit A hereto.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, it is mutually covenanted and agreed as follows:

ARTICLE I.
AMENDMENTS TO THE TRUST AGREEMENT

Section 1.01

Amendments to Section 1.01.

(a)

The following definitions are added to Section 1.01:

Restricted Global Security:  As defined in Section 3.01(c).

Regulation S Global Security: The meaning specified in Section 3.01(d).

Section 1.02

Amendments to Section 3.01.

(a)

The following sections are hereby added to Section 3.01 following Section 3.01(b):

(c)

The Class M8 Certificates offered and sold in reliance on the exemption from registration under Rule 144A under the Securities Act shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A added to the forms of such Certificates (each, a “Restricted Global Security”), which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Trustee, as custodian for The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC, duly executed and authenticated by the Trustee as hereinafter provided.  The aggregate principal amounts of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

(d)

The Class M8 Certificates sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A hereto added to the forms of such Certificates (each, a “Regulation S Global Security”), which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC, duly executed and authenticated by the Trustee as hereinafter provided.  The aggregate principal amounts of the Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

(e)

The Class M8 Certificates sold to an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the Securities Act shall be issued initially in the form of one or more Definitive Certificates.

Section 1.03

Amendments to Section 3.03.

(a)

The first paragraph of Section 3.03(c) is hereby deleted in its entirety and replaced with the following:

By acceptance of a Restricted Certificate or a Regulation S Global Security, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will transfer such a Certificate only as provided herein.  In addition, each Holder of a Regulation S Global Security shall be deemed to have represented and warranted to the Trustee, the Certificate Registrar and any of their respective successors that:  (i) such Person is not a U.S. person within the meaning of Regulation S and was, at the time the buy order was originated, outside the United States and (ii) such Person understands that such Certificates have not been registered under the Securities Act, and that (x) until the expiration of the 40-day distribution compliance period (within the meaning of Regulation S), no offer, sale, pledge or other transfer of such Certificates or any interest therein shall be made in the United States or to or for the account or benefit of a U.S. person (each as defined in Regulation S), (y) if in the future it decides to offer, resell, pledge or otherwise transfer such Certificates, such Certificates may be offered, resold, pledged or otherwise transferred only (A) to a person which the seller reasonably believes is a QIB as defined in Rule 144A under the Securities Act, that is purchasing such Certificates for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A or (B) in an offshore transaction (as defined in Regulation S) in compliance with the provisions of Regulation S, in each case in compliance with the requirements of this Agreement; and it will notify such transferee of the transfer restrictions specified in this Section.

(b)

The following sections are hereby added to Section 3.03 following Section 3.03(g):

(h)

Notwithstanding any provision to the contrary herein, so long as a Global Security representing any Class M8 Certificate remains outstanding and is held by or on behalf of DTC, transfers of a Global Security representing any such Certificates, in whole or in part, shall only be made in accordance with Section 3.01 and this Section 3.03(h).

(A)

Subject to clauses (B) and (C) of this Section 3.03(h), transfers of a Global Security representing any Class B Certificate shall be limited to transfers of such Global Security, in whole or in part, to nominees of DTC or to a successor of DTC or such successor’s nominee.

(B)

Restricted Global Security to Regulation S Global Security.  If a holder of a beneficial interest in a Restricted Global Security deposited with or on behalf of DTC wishes at any time to exchange its interest in such Restricted Global Security for an interest in a Regulation S Global Security, or to transfer its interest in such Restricted Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Regulation S Global Security, such holder, provided such holder is not a U.S. person, may, subject to the rules and procedures of DTC, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Regulation S Global Security.  Upon receipt by the Trustee, as Certificate Registrar, of (I) instructions from DTC directing the Trustee, as Certificate Registrar, to be credited a beneficial interest in a Regulation S Global Security in an amount equal to the beneficial interest in such Restricted Global Security to be exchanged but not less than the minimum denomination applicable to such holder’s Certificates held through a Regulation S Global Security, (II) a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account to be credited with such increase and (III) a certificate in the form of Exhibit N-1 hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Securities, including that the holder is not a U.S. person, and pursuant to and in accordance with Regulation S, the Trustee, as Certificate Registrar, shall reduce the principal amount of the Restricted Global Security and increase the principal amount of the Regulation S Global Security by the aggregate principal amount of the beneficial interest in the Restricted Global Security to be exchanged, and shall instruct Euroclear or Clearstream, as applicable, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Security equal to the reduction in the principal amount of the Restricted Global Security.

(C)

Regulation S Global Security to Restricted Global Security.  If a holder of a beneficial interest in a Regulation S Global Security deposited with or on behalf of DTC wishes at any time to transfer its interest in such Regulation S Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Restricted Global Security, such holder may, subject to the rules and procedures of DTC, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Restricted Global Security.  Upon receipt by the Trustee, as Certificate Registrar, of (I) instructions from DTC directing the Trustee, as Certificate Registrar, to cause to be credited a beneficial interest in a Restricted Global Security in an amount equal to the beneficial interest in such Regulation S Global Security to be exchanged but not less than the minimum denomination applicable to such holder’s Certificates held through a Restricted Global Security, to be exchanged, such instructions to contain information regarding the participant account with DTC to be credited with such increase, and (II) a certificate in the form of Exhibit N-2 hereto given by the holder of such beneficial interest and stating, among other things, that the Person transferring such interest in such Regulation S Global Security reasonably believes that the Person acquiring such interest in a Restricted Global Security is a QIB, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A under the Securities Act and in accordance with any applicable securities laws of any State of the United States or any other jurisdiction, then the Trustee, as Certificate Registrar, will reduce the principal amount of the Regulation S Global Security and increase the principal amount of the Restricted Global Security by the aggregate principal amount of the beneficial interest in the Regulation S Global Security to be transferred and the Trustee, as Certificate Registrar, shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global Security equal to the reduction in the principal amount of the Regulation S Global Security.

(D)

Other Exchanges.  In the event that a Global Security is exchanged for Certificates in definitive registered form without interest coupons, pursuant to Section 3.09(c) hereof, such Certificates may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above (including certification requirements intended to insure that such transfers comply with Rule 144A, comply with Rule 501(a)(1), (2), (3) or (7) or are to non-U.S. persons in compliance with Regulation S under the Securities Act, as the case may be), and as may be from time to time adopted by the Trustee.

(E)

Restrictions on U.S. Transfers.  Transfers of interests in the Regulation S Global Security to U.S. persons (as defined in Regulation S) shall be limited to transfers made pursuant to the provisions of Section 3.03(h)(C).

Section 1.04

Amendments to Exhibit G.

(a)

Exhibit G is hereby deleted in its entirety and replaced with the following:

EXHIBIT G

FORM OF PURCHASER’S LETTER FOR

INSTITUTIONAL ACCREDITED INVESTORS

Date

Dear Sirs:

In connection with our proposed purchase of $______________ principal amount of First Franklin Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2005-FF10, Class M8 Certificates (the “Privately Offered Certificates”) of the Structured Asset Securities Corporation (the “Depositor”), we confirm that:

(1)

We understand that the Privately Offered Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Privately Offered Certificates within two years of the later of the date of original issuance of the Privately Offered Certificates or the last day on which such Privately Offered Certificates are owned by the Depositor or any affiliate of the Depositor (which includes the Placement Agent) we will do so only (A) to the Depositor, (B) to “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act (“QIBs”), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an “Institutional Accredited Investor”) which, prior to such transfer, delivers to the Trustee under the Trust Agreement dated as of October 1, 2005 by and among the Depositor, Aurora Loan Services LLC, as Master Servicer, U.S. Bank National Association, as Trustee (the “Trustee”) and Clayton Fixed Income Services Inc., as Credit Risk Manager, a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Privately Offered Certificates from us a notice advising such purchaser that resales of the Privately Offered Certificates are restricted as stated herein.

(2)

We understand that, in connection with any proposed resale of any Privately Offered Certificates to an Institutional Accredited Investor, we will be required to furnish to the Trustee and the Depositor a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Privately Offered Certificates purchased by us will bear a legend to the foregoing effect.

(3)

We are acquiring the Privately Offered Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Privately Offered Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

(4)

We are an Institutional Accredited Investor and we are acquiring the Privately Offered Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

(5)

We have received such information as we deem necessary in order to make our investment decision.

(6)

If we are acquiring ERISA-Restricted Certificates, we understand that in accordance with ERISA, the Code and the Exemption, no Plan and no person acting on behalf of such a Plan may acquire such Certificate except in accordance with Section 3.03(d) of the Trust Agreement.

(7)

If we are acquiring ERISA-Restricted Swap Certificates, we understand that in accordance with ERISA, the Code and the Exemption, no Plan and no person acting on behalf of such a Plan may acquire such Certificate except in accordance with Section 3.03(e) of the Trust Agreement prior to the termination of the Swap Agreement.

Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Trust Agreement.

You and the Depositor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Purchaser]

By:

Name:

Title:

Section 1.05

Amendments to Exhibit N-1.

(a)

Exhibit N-1 is hereby deleted in its entirety and replaced with the following:

EXHIBIT N-1

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER FROM RESTRICTED GLOBAL SECURITY

TO REGULATION S GLOBAL SECURITY

(Transfers pursuant to § 3.03(h)(B)

                       of the Agreement)

Re:

First Franklin Mortgage Loan Trust

Mortgage Pass-Through Certificates Series 2005-FF10

Reference is hereby made to the Trust Agreement, as amended, (the “Agreement”) by and among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, Clayton Fixed Income Services Inc., as Credit Risk Manager and U.S. Bank National Association, as Trustee, dated as of October 1, 2005.  Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

This letter relates to U.S. $                              aggregate principal amount of Securities which are held in the form of a Restricted Global Security with DTC in the name of [name of transferor]                                                        (the “Transferor”) to effect the transfer of the Securities in exchange for an equivalent beneficial interest in a Regulation S Global Security.

In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Agreement and the Securities and in accordance with Rule 904 of Regulation S, and that:

a.

the offer of the Securities was not made to a person in the United States;

b.

at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;

c.

no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

d.

the transaction is not part of a plan or scheme to evade the registration requirements of the United States Securities Act of 1933, as amended; and

e.

the transferee is not a U.S. person (as defined in Regulation S).

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

[Name of Transferor]

By:

Name:

       Title:

Date:                                   ,

Section 1.06

Amendments to Exhibit N-2.

Exhibit N-2 is hereby deleted in its entirety and replaced with the following:

EXHIBIT N-2

FORM OF TRANSFER CERTIFICATE FOR TRANSFER

FROM REGULATION S GLOBAL SECURITY

TO RESTRICTED GLOBAL SECURITY

(Transfers pursuant to § 3.03(h)(C)

                          of the Agreement)

Re:

First Franklin Mortgage Loan Trust

Mortgage Pass-Through Certificates Series 2005-FF10

Reference is hereby made to the Trust Agreement, as amended, (the “Agreement”) by and among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, Clayton Fixed Income Services Inc., as Credit Risk Manager and U.S. Bank National Association, as Trustee, dated as of October 1, 2005.  Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

This letter relates to U.S. $                              aggregate principal amount of Securities which are held in the form of a Regulations S Global Security in the name of [name of transferor]                                                         (the “Transferor”) to effect the transfer of the Securities in exchange for an equivalent beneficial interest in a Restricted Global Security.

In connection with such request, and in respect of such Securities, the Transferor does hereby certify that such Securities are being transferred in accordance with (i) the transfer restrictions set forth in the Agreement and the Securities and (ii) Rule 144A under the United States Securities Act of 1933, as amended, to a transferee that the Transferor reasonably believes is purchasing the Securities for its own account or an account with respect to which the transferee exercises sole investment discretion, the transferee and any such account is a qualified institutional buyer within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

[Name of Transferor]

By:

Name:

Title:

Date:                               ,

ARTICLE II.
MISCELLANEOUS PROVISIONS

Section 2.01

Capitalized Terms.

For all purposes of this Amendment No. 1, except as otherwise stated herein, terms used in capitalized form in this Amendment No. 1 and defined in the Trust Agreement have the meanings specified in the Trust Agreement.

Section 2.02

Continuing Effect.

Except as expressly amended by this Amendment No. 1, the Trust Agreement shall remain in full force and effect in accordance with its terms.

Section 2.03

References to Trust Agreement.

From and after the execution and delivery of this Amendment No. 1, all references to the Trust Agreement in the Trust Agreement, any Certificate or any other document executed or delivered in connection therewith shall be deemed a reference to the Trust Agreement as amended hereby, unless the context expressly requires otherwise.

Section 2.04

Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Amendment No. 1 shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment No. 1 and shall in no way affect the validity or enforceability of the other provisions of this Amendment No. 1 or of the Certificates or the rights of the Holders thereof.

Section 2.05

Counterparts.

This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

Section 2.06

Binding Nature of Amendment No. 1.

This Amendment No. 1 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 2.07

Headings Not To Affect Interpretation.

The headings contained in this Amendment No. 1 are for convenience of reference only, and shall not be used in the interpretation hereof.

Section 2.08

Effectiveness.

This Amendment No. 1 shall become effective as of December 7, 2005.

Section 2.09

Governing Law.

THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

STRUCTURED ASSET SECURITIES

CORPORATION, as Depositor

By:             /s/ Joseph J. Kelly

Name: Joseph J. Kelly

Title:   Senior Vice President

AURORA LOAN SERVICES LLC,

as Master Servicer

By:            /s/ E. Todd Whittemore

Name: E. Todd Whittemore

Title:   Executive Vice President

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By:            /s/ Diana J. Kenneally

Name: Diana J. Kenneally

Title:   Assistant Vice President

Exhibit A

FORM OF OPINION OF COUNSEL
DELIVERED PURSUANT TO SECTION 11.03

OF THE TRUST AGREEMENT

December [_], 2005
U.S. Bank National Association One Federal Street 3rd Floor, Boston, MA 02110 Attention: Structured Finance-FFMLT 2005-FF10 ABN AMRO Bank N.V. 55 East 52nd Street, New York, NY 10055
Re: Amendment No. 1 to Trust Agreement

Ladies and Gentlemen:

You have requested our opinion in connection with the execution of Amendment No. 1, dated as of December 7, 2005 (“Amendment No. 1”), to the Trust Agreement (the “Original Agreement”) dated as of October 1, 2005, among Structured Asset Securities Corporation, in its capacity as depositor (the “Depositor”), Aurora Loan Services LLC, as master servicer, and U.S. Bank National Association, as trustee.

Section 11.03(a) of the Original Agreement provides that the Agreement may be amended from time to time by the parties thereto, without notice to or the consent of any of the Certificateholders, “to cause the provisions [of the Trust Agreement] to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates . . . in any Offering Document.” No such amendment may be effected, however, unless the Trustee receives an opinion of Counsel concluding that the amendment will not result in an Adverse REMIC Event.  Section 11.03(a) provides further that, prior to entering into any such amendment, the Trustee may require an Opinion of Counsel to the effect that such amendment is permitted under such Section.

As counsel for the Depositor, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such instruments, certificates, records and other documents, and have made such examination of law, as we have deemed necessary or appropriate for the purpose of this opinion.  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission, and the authenticity of the originals of such latter documents.  As to facts relevant to the opinions expressed herein and the other statements made herein, we have relied without independent investigation upon certificates and oral or written statements and representations of officers and other representatives of the Depositor and others.  We have assumed that there is not and will not be at any time any agreement among the parties to Amendment No. 1 that modifies or otherwise supplements the agreements of those parties as expressed in the Original Agreement and Amendment No. 1.

Capitalized terms used and not defined herein have the meanings assigned to them in the Original Agreement.

The advice below was not written to be used, is not intended to be used and cannot be used by any taxpayer for purposes of avoiding United States federal income tax penalties that may be imposed.  The advice is written to support the promotion or marketing of the transaction addressed in this opinion.  Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

We are providing the foregoing disclaimer to satisfy obligations we have under Circular 230, governing standards of practice before the Internal Revenue Service.

Based upon the foregoing, we are of the opinion that:

(i)

The execution of Amendment No. 1 by the Trustee is permitted under Section 11.03(a) of the Original Agreement; and

(ii)

For federal income tax purposes, the amendment of the Original Agreement by Amendment No. 1 will not cause an Adverse REMIC Event.

The foregoing opinions and other statements are subject to the following qualifications, exceptions, assumptions and limitations:

A.

Members of our firm are admitted to the bar of the State of New York and the foregoing opinions are limited to matters arising under the federal laws of the United States of America and the laws of the State of New York.  We express no opinion as to the laws, rules or regulations of any other jurisdiction, or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York, or in each case as to any matters arising thereunder or relating thereto.

B.

With respect to the Original Agreement, Amendment No. 1 and any other instrument or agreement (each, an “Agreement”) executed or to be executed by any party (each, a “Party”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) such Party (if not a natural person) has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and has full right, power and authority to execute, deliver and perform its obligations under each Agreement to which it is a party and (ii) each Agreement has been duly authorized (if applicable), executed and delivered by, and is a valid, binding and enforceable agreement or obligation, as the case may be, of such Party.

C.

In rendering the opinion set forth in subparagraph (ii) above, we have relied on the Internal Revenue Code of 1986, as amended, U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form, and various judicial and administrative precedents, any or all of which are subject to change, which change may be retroactively effective.  We undertake no obligation to update this opinion in the event of any such changes.

This letter is solely for your benefit in connection with the transaction described in the first paragraph above and may not be relied upon by any other person, nor may this letter be relied upon by you for any other purpose, without our prior written consent.  We confirm, however, that we are placing no limitation on disclosure of the tax treatment or tax structure of the transaction that is the subject of this opinion.

Very truly yours,

McKee Nelson LLP

/s/ McKee Nelson LLP